Exhibit 32.1

SECTION 135O CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, M. Farooq Kathwari, hereby certify that the Amendment No. 1 to Quarterly Report on Form 10-Q/A for the period ended December 31, 2004 as filed by Ethan Allen Interiors Inc. (the “Company”), which contains the Company’s financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ M. Farooq Kathwari—————————————— (M. Farooq Kathwari)	Chairman, President and Chief Executive Officer

May 9, 2005